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                                                                     Exhibit A-7

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ENERGYUSA, INC.

I, SUE ANN GILROY, Secretary or State of Indiana, hereby certify that Articles cal Incorporation of the above corporation have been presented to me at My office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, a:, amended.

NOW, THEREFORE, I. hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin March 26, 1999.

                                    In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this
(SEAL)                              Twenty-sixth day of March, 1999.



                                    /s/ Sue Ann Gilroy
                                    -------------------
                                  SUE ANNE GILROY, SECRETARY OF STATE

                                                                          Deputy
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ARTICLES OF INCORPORATION                                        SUE ANNE GILROY
State Form 4159 (R10 /8-95)                                   SECRETARY OF STATE
Approved by State Board of Accounts 1995                   CORPORATIONS DIVISION

             INSTRUCTIONS: Use 8 112" x 11 " white paper for inserts

Present original and two (2) copies to             Indiana Code 23-1-21-2 FILING
address in upper right corner of this form.
Please TYPE or PRINT.

Upon completion of filing, the Secretary of
State will issue a receipt.                        FEE: $90.00


                            ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provisions of:

(X)Indiana Business Corporation Law   Indiana Professional Corporation Act 1983,
                                      Indiana Code
As amended, executes the following    23-1.5-1-1, et seq. (Professional
Articles of Incorporation:            corporations must include Certificate of
                                      Registration.)

                      ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation thereof.)

EnergyUSA, Inc.

Principal Office: The address of the principal office of the corporation is:

Post office address              City                  State            ZIP Code
 801 East 86th Avenue            Merrillville           IN               46410

                    ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent
   Nina M. Rausch

Address of Registered Office         City              State            ZIP Code
 (street or building)
   5265 Hohman Avenue               Hammond           Indiana             46320

                         ARTICLE III - AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue: 1, 000

If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A.

                  ARTICLE IV - INCORPORATORS of the corporation
       (the names) and addresses) of the incorporators of said Corporation


NAME               OR BUILDING N AND STREET      CITY        STATE      ZIP CODE
Carlen C. Sellers      6600 Sears Tower         Chicago       IL          60606
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         In Witness Whereof, the undersigned being all the incorporators of said
         Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 16th day of February , 2001


   Signature                                       Printed name
   /s/ Carlen Sellers                              Carlen C. Sellers
   I ms instrument was prepared by: (name)
   Carlen C. Sellers

   Address (number, street, city and state)                        ZIP code
   6600 Sears Tower, Chicago, IL                                    60606



                            ARTICLES OF INCORPORATION

                                       OF

                                 EnergyUSA, Inc.

                        PURSUANT TO THE PROVISIONS OF THE
                        INDIANA BUSINESS CORPORATION LAW

                                    ARTICLE I

                                      Name

The name of the Corporation is EnergyUSA, Inc.

                                   ARTICLE II

                           Registered Office and Agent

         The street address of the Corporation's registered office at the time of adoption of these Articles of Incorporation is 5265 Hohman Avenue, Hammond, Indiana 46320. The name of its Resident Agent at the time of adoption of these Articles of Incorporation is Nina M. Rausch.

                                   ARTICLE III

                                     Shares

Section 3.1. Number of Shares. The capital stock of the Corporation shall be of one class and kind, which may be referred to as common shares. The total number of shares which the Corporation has authority to issue shall be 1,000 shares without par value.

Section 3.2. Other Terms of Shares. The Corporation's shares shall be equal in every respect insofar as their relationship to the Corporation is concerned (but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation). The holders of shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares shall be entitled to share, ratably according to the number of shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

The Corporation shall have the power to acquire (by purchase, redemption or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an
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obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders thereof, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities. Shares of the Corporation purchased, redeemed or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

                                   ARTICLE IV

                              Removal of Directors

Any one or more of the members of the Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an election of Directors. No Director may be removed except as provided in this
Section 6.5.

                                    ARTICLE V

                            Miscellaneous Provisions

Section 5.1. Headings. The headings of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.

Section 5.1. Incorporator. The name and post office address of the incorporator of the Corporation is as follows:

Carlen C. Sellers, c/o Schiff Hardin & Waite, 6600 Sears Tower, Chicago, IL
60606

IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 25th day of March, 1999.

                                Carlen C. Sellers

Incorporator


                                       2
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                           INDIANA SECRETARY OF STATE
                              CORPORATIONS DIVISION


DATE: 03/26/99            TIME:     15:10      RECEIPT N0:              082G229
PAYMENT: CHECK      CHECK REF#:     14061     AMT PAID:                 $90.00

                                           COMMENT:

DESCRIPTION: 01 Art of Inc(Dom,Prof)                         EFF DATE: 03/26/99

PAYEE NAME AND ADDRESS                                (ENERGYUSA, INC.)

CIP
PU

IN 46

USER ID: JCl                    NAME: /s/JCl